                                                                    EXHIBIT 99.2
                           AASTROM BIOSCIENCES, INC.
                         (a development stage company)

                          CONSOLIDATED BALANCE SHEETS



                                                  June 30,
                                        ----------------------------
                                            1998            1999
                                        ------------    ------------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents ..........   $  2,078,000    $  7,528,000
 Short-term investments .............      9,134,000            --
 Receivables ........................        167,000         113,000
 Inventory ..........................           --         1,144,000
 Prepaid expenses ...................        270,000         253,000
                                        ------------    ------------
  Total current assets ..............     11,649,000       9,038,000

PROPERTY, NET .......................        725,000         502,000
                                        ------------    ------------
  Total assets ......................   $ 12,374,000    $  9,540,000
                                        ============    ============



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and
  accrued expenses ..................   $  1,313,000    $    836,000
 Accrued employee expenses ..........        150,000         193,000
 Current portion of capital
  lease obligations .................         65,000            --
                                        ------------    ------------
  Total current liabilities .........      1,528,000       1,029,000

COMMITMENTS (Note 8)

SHAREHOLDERS' EQUITY:
Preferred Stock, no par
 value; shares authorized -
 5,000,000; shares issued
 and outstanding - 2,200,000
 and 7,000, respectively
 (Note 4) ...........................      9,930,000       6,588,000
Common Stock, no par value;
 shares authorized -
 40,000,000; shares issued
 and outstanding -
 13,639,817 and 16,980,161,
 respectively .......................     59,474,000      72,257,000
Deficit accumulated during the
 development stage ..................    (58,897,000)    (70,334,000)
Stock purchase warrants .............        335,000            --
Accumulated other
 comprehensive income ...............          4,000            --
                                        ------------    ------------
 Total shareholders' equity .........     10,846,000       8,511,000
                                        ------------    ------------

  Total liabilities and shareholders'
   equity ...........................   $ 12,374,000    $  9,540,000
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                            AASTROM BIOSCIENCES, INC.
                         (a development stage company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                   March 24, 1989
                                                            Year ended June 30,                    (Inception) to
                                              ------------------------------------------------         June 30,
                                                  1997               1998             1999               1999
                                              ------------      ------------      ------------      ------------
REVENUES:
 Product sales ..........................     $       --        $       --        $     34,000      $     34,000
 Research and development
  agreements ............................          230,000             3,000              --           2,020,000
 Grants .................................          148,000           246,000           847,000         3,236,000
                                              ------------      ------------      ------------      ------------

  Total revenues ........................          378,000           249,000           881,000         5,290,000
                                              ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
 Cost of product sales ..................             --                --               6,000             6,000
 Research and development ...............       13,357,000        15,498,000        10,871,000        64,801,000
 Selling, general and
  administrative ........................        1,953,000         2,858,000         2,836,000        14,736,000
                                              ------------      ------------      ------------      ------------

  Total costs and expenses ..............       15,310,000        18,356,000        13,713,000        79,543,000
                                              ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS ....................      (14,932,000)      (18,107,000)      (12,832,000)      (74,253,000)
                                              ------------      ------------      ------------      ------------
OTHER INCOME (EXPENSE):
 Other income ...........................             --                --           1,237,000         1,237,000
 Interest income ........................          676,000           886,000           571,000         3,709,000
 Interest expense .......................          (32,000)          (12,000)           (4,000)         (267,000)
                                              ------------      ------------      ------------      ------------

  Total other income ....................          644,000           874,000         1,804,000         4,679,000
                                              ------------      ------------      ------------      ------------

NET LOSS ................................     $(14,288,000)     $(17,233,000)     $(11,028,000)     $(69,574,000)
                                              ============      ============      ============      ============

COMPUTATION OF NET LOSS
 APPLICABLE TO COMMON SHARES:
 Net loss ...............................     $(14,288,000)     $(17,233,000)     $(11,028,000)
 Dividends and yields on
  preferred stock .......................             --            (351,000)         (409,000)
 Charge related to issuance
  of preferred stock ....................             --          (3,439,000)          (70,000)
                                              ------------      ------------      ------------
Net loss applicable to
 Common Shares ..........................     $(14,288,000)     $(21,023,000)     $(11,507,000)
                                              ============      ============      ============

NET LOSS PER COMMON SHARE (Basic and
 Diluted) ...............................     $      (1.27)     $      (1.57)     $       (.75)
                                              ============      ============      ============

Weighted average number of common shares
 outstanding ............................       11,228,000        13,363,000        15,342,000
                                              ============      ============      ============


   The accompanying notes are an integral part of these financial statements.

                           AASTROM BIOSCIENCES, INC.
                         (a development stage company)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                           Preferred Stock                            Common Stock
                                                     -------------------------------         -----------------------------
                                                       Shares              Amount             Shares             Amount
                                                     ----------         ------------         ----------        -----------
BALANCE, MARCH 24, 1989 (Inception).............            --          $        --                 --         $       --
  Net loss, comprehensive loss..................
  Non-cash issuance of Common Stock.............                                                454,545
  Issuance of Series A Preferred Stock at $1.00
    per share in August 1989....................      1,500,000            1,500,000
  Issuance of Series A Preferred Stock in March
    1991 at $1.00 per share, net of issuance
    costs of $5,000.............................      1,000,000              995,000
  Issuance of Series B Preferred Stock in April
    1992 at $2.00 per share, net of issuance
    costs of $46,000............................      3,030,000            6,014,000
  Issuance of Common Stock for cash and services                                                 33,333              33,000
  Issuance of Series C Preferred Stock in
    October 1993 at $1,000 per share, net of
    issuance costs of $175,000..................         10,000            9,825,000
  Issuance of Series D Preferred Stock in April
    and May 1995 at $4.00 per share, net of
    issuance costs of $81,000...................      2,500,001            9,919,000
  Issuance of Series E Preferred Stock in
    January 1996 at $4.25 per share, net of
    issuance costs of $35,000...................      1,411,765            5,965,000
  Exercise of stock options.....................                                              1,398,601              93,000
  Issuance of Stock Purchase Rights for cash
    in September 1995 and March 1996............
  Principal payment received under shareholder
    note receivable.............................                                                                     31,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1996..........................      9,451,766           34,218,000          1,886,479             157,000
  Net loss......................................
  Unrealized losses on investments..............
    Comprehensive loss..........................
  Exercise of stock options.....................                                                40,307               26,000
  Issuance of Series E Preferred Stock at
    $17.00 per share............................        205,882            3,500,000
  Issuance of Common Stock at $7.00 per share,
    net of issuance costs of $2,865,000.........                                             3,250,000           19,885,000
  Conversion of preferred stock.................     (9,657,648)         (37,718,000)        8,098,422           37,718,000
  Compensation expense related to stock options
    granted.....................................                                                                    120,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1997..........................            --                   --          13,275,208          57,906,000
  Net loss......................................
  Unrealized gains on investments...............
    Comprehensive loss..........................
  Exercise of stock options.....................                                                 68,500              83,000
  Issuance of 5.5% Convertible Preferred Stock
    at $5.00 per share, net of issuance costs
    of $1,070,000...............................      2,200,000            9,930,000
  Dividend paid on 5.5% Convertible Preferred
    Stock.......................................                                                 72,940             351,000
  Issuance of Common Stock......................                                                253,340           1,144,000
  Repurchase and retirement of Common Shares
    outstanding.................................                                                (32,171)            (73,000)
  Compensation expense related to stock options
    and warrants granted........................                                                                     63,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1998..........................      2,200,000            9,930,000         13,639,817          59,474,000
  Net loss......................................
  Unrealized gains on investments...............
    Comprehensive loss..........................
  Dividend and yields on preferred stock........                             258,000             75,628             151,000
  Exercise of stock options.....................                                                 24,043              28,000
  Issuance of 1998 Series I Convertible
    Preferred Stock at $1,000 per share, net of
    issuance costs of $460,000..................          5,000            4,540,000             40,404             149,000
  Issuance of 1999 Series III Convertible
    Preferred Stock at $1,000 per share, net of
    issuance costs of $280,000..................          3,000            2,720,000             49,994              90,000
  Issuance of Common Stock......................                                                451,906           1,159,000
  Conversion of 5.5% Convertible Preferred
    Stock.......................................     (2,200,000)          (9,930,000)         2,240,326           9,930,000
  Conversion of Series I Convertible Preferred
    Stock.......................................         (1,000)            (930,000)           458,043             930,000
  Expiration of stock purchase warrant..........                                                                    335,000
  Compensation expense related to stock options
    granted.....................................                                                                     11,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1999..........................          7,000         $  6,588,000         16,980,161         $72,257,000
                                                     ==========         ============         ==========         ===========


                                                                          Deficit
                                                       Stock            accumulated         Accumulated
                                                      purchase           during the             other              Total
                                                     rights and         development         comprehensive      shareholders'
                                                      warrants              stage              income            equity
                                                     ----------         ------------         ----------        -----------
BALANCE, MARCH 24, 1989 (Inception).............     $      --          $        --          $      --         $        --
  Net loss, comprehensive loss..................                         (27,025,000)                           (27,025,000)
  Non-cash issuance of Common Stock.............                                                                        --
  Issuance of Series A Preferred Stock at $1.00
    per share in August 1989....................                                                                  1,500,000
  Issuance of Series A Preferred Stock in March
    1991 at $1.00 per share, net of issuance
    costs of $5,000.............................                                                                    995,000
  Issuance of Series B Preferred Stock in April
    1992 at $2.00 per share, net of issuance
    costs of $46,000............................                                                                  6,014,000
  Issuance of Common Stock for cash and services                                                                     33,000
  Issuance of Series C Preferred Stock in
    October 1993 at $1,000 per share, net of
    issuance costs of $175,000..................                                                                  9,825,000
  Issuance of Series D Preferred Stock in April
    and May 1995 at $4.00 per share, net of
    issuance costs of $81,000...................                                                                  9,919,000
  Issuance of Series E Preferred Stock in
    January 1996 at $4.25 per share, net of
    issuance costs of $35,000...................                                                                  5,965,000
  Exercise of stock options.....................                                                                     93,000
  Issuance of Stock Purchase Rights for cash
    in September 1995 and March 1996............      3,500,000                                                   3,500,000
  Principal payment received under shareholder
    note receivable.............................                                                                     31,000
                                                      ----------         ------------         ----------        -----------
BALANCE, JUNE 30, 1996..........................      3,500,000           (27,025,000)              --           10,850,000
  Net loss......................................                          (14,288,000)                          (14,288,000)
  Unrealized losses on investments..............                                                 (10,000)           (10,000)
                                                                                                                ------------
    Comprehensive loss..........................                                                                (14,298,000)
  Exercise of stock options.....................                                                                     26,000
  Issuance of Series E Preferred Stock at
    $17.00 per share............................     (3,500,000)                                                        --
  Issuance of Common Stock at $7.00 per share,
    net of issuance costs of $2,865,000.........                                                                 19,885,000
  Conversion of preferred stock.................                                                                        --
  Compensation expense related to stock options
    granted.....................................                                                                    120,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1997..........................            --           (41,313,000)           (10,000)         16,583,000
  Net loss......................................                         (17,233,000)                           (17,233,000)
  Unrealized gains on investments...............                                                 14,000              14,000
                                                                                                                -----------
    Comprehensive loss..........................                                                                (17,219,000)
  Exercise of stock options.....................                                                                     83,000
  Issuance of 5.5% Convertible Preferred Stock
    at $5.00 per share, net of issuance costs
    of $1,070,000...............................                                                                  9,930,000
  Dividend paid on 5.5% Convertible Preferred
    Stock.......................................                             (35,100)                                  --
  Issuance of Common Stock......................                                                                  1,144,000
  Repurchase and retirement of Common Shares
    outstanding.................................                                                                    (73,000)
  Compensation expense related to stock options
    and warrants granted........................        335,000                                                     398,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1998..........................        335,000          (58,897,000)             4,000          10,846,000
  Net loss......................................                         (11,028,000)                           (11,028,000)
  Unrealized gains on investments...............                                                 (4,000)             (4,000)
                                                                                                                -----------
    Comprehensive loss..........................                                                                (11,032,000)
  Dividend and yields on preferred stock........                            (409,000)                                  --
  Exercise of stock options.....................                                                                     28,000
  Issuance of 1998 Series I Convertible
    Preferred Stock at $1,000 per share, net of
    issuance costs of $460,000..................                                                                  4,689,000
  Issuance of 1999 Series III Convertible
    Preferred Stock at $1,000 per share, net of
    issuance costs of $280,000..................                                                                  2,810,000
  Issuance of Common Stock......................                                                                  1,159,000
  Conversion of 5.5% Convertible Preferred
    Stock.......................................                                                                       --
  Conversion of Series I Convertible Preferred
    Stock.......................................                                                                       --
  Expiration of stock purchase warrant..........       (335,000)                                                       --
  Compensation expense related to stock options
    granted.....................................                                                                     11,000
                                                     ----------         ------------         ----------         -----------
BALANCE, JUNE 30, 1999..........................     $      --          $(70,334,000)        $      --          $ 8,511,000
                                                     ==========         ============         ==========         ===========

   The accompanying notes are an integral part of these financial statements.

                           AASTROM BIOSCIENCES, INC.
                         (a development stage company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                              March 24, 1989
                                                                        Year ended June 30,                   (Inception) to
                                                        ------------------------------------------------        June 30,
                                                             1997            1998               1999              1999
                                                        ------------      ------------      ------------      ------------

OPERATING ACTIVITIES:
 Net loss ..........................................     $(14,288,000)     $(17,233,000)     $(11,028,000)     $(69,574,000)
 Adjustments to reconcile net loss to net cash used
  for operating activities:
    Depreciation and amortization ..................          564,000           557,000           296,000         2,684,000
    Loss on property held for resale ...............             --                --                --             110,000
    Amortization of discounts and premiums
     on investments ................................          (84,000)         (180,000)          (70,000)         (453,000)
    Stock compensation expense .....................          120,000           398,000            11,000           539,000
    Stock issued pursuant to license agreement .....             --           1,100,000         1,100,000         2,200,000
    Changes in assets and liabilities:
     Receivables ...................................         (148,000)           38,000            54,000          (137,000)
     Inventory .....................................             --                --          (1,144,000)       (1,144,000)
     Prepaid expenses ..............................          311,000          (144,000)           17,000          (253,000)
     Accounts payable and accrued expenses .........          316,000          (195,000)         (477,000)          836,000
     Accrued employee expenses .....................           33,000            20,000            43,000           193,000
     Deferred revenue ..............................         (122,000)             --                --                --
                                                         ------------      ------------      ------------      ------------
   Net cash used for operating activities ..........      (13,298,000)      (15,639,000)      (11,198,000)      (64,999,000)
                                                         ------------      ------------      ------------      ------------

INVESTING ACTIVITIES:
 Organizational costs ..............................             --                --                --             (73,000)
 Purchase of short-term investments ................      (19,190,000)      (12,326,000)       (1,000,000)      (44,464,000)
 Maturities of short-term investments ..............        4,200,000        18,450,000        10,200,000        44,917,000
 Capital purchases .................................         (424,000)         (234,000)          (73,000)       (2,449,000)
 Proceeds from sale of property held for resale ....             --                --                --             400,000
                                                         ------------      ------------      ------------      ------------
  Net cash provided by (used for)
   investing activities ............................      (15,414,000)        5,890,000         9,127,000        (1,669,000)
                                                         ------------      ------------      ------------      ------------

FINANCING ACTIVITIES:
 Issuance of preferred stock .......................             --           9,930,000         7,499,000        51,647,000
 Issuance of Common Stock ..........................       19,911,000           127,000            87,000        20,241,000
 Repurchase of Common Stock ........................             --             (49,000)             --             (49,000)
 Payments received for stock purchase rights .......             --                --                --           3,500,000
 Payments received under shareholder notes .........             --                --                --              31,000
 Principal payments under capital lease obligations          (223,000)         (124,000)          (65,000)       (1,174,000)
                                                         ------------      ------------      ------------      ------------
  Net cash provided by financing activities ........       19,688,000         9,884,000         7,521,000        74,196,000
                                                         ------------      ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (9,024,000)          135,000         5,450,000         7,528,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...       10,967,000         1,943,000         2,078,000              --
                                                         ------------      ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .........     $  1,943,000      $  2,078,000      $  7,528,000      $  7,528,000
                                                         ============      ============      ============      ============


SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid ...................................     $     32,000      $     12,000      $      4,000      $    267,000
   Additions to capital lease obligations ..........             --                --                --           1,174,000



   The accompanying notes are an integral part of these financial statements.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Aastrom Biosciences, Inc. (Aastrom) was incorporated in March 1989 (Inception) and is in the development stage at June 30, 1999. The Company operates its business in one reportable segment - research and product development, conducted both on its own behalf and in connection with various collaborative research and development agreements with others, involving the development and sale of processes and products for the ex vivo production of human cells for use in cell and ex vivo gene therapy.

Successful future operations are subject to several technical and business risks, including the Company's continued ability to obtain future funding, satisfactory product development, obtaining regulatory approval and market acceptance for its products. As described in Note 7, Aastrom formed its German-based subsidiary, Zellera AG (Zellera), in an effort to provide access to new sources of capital. Funding obtained by Zellera, if any, is now expected to fund only the operations of Zellera and not expected to be available to fund the operations of Aastrom. As a result, in October 1999, management began implementation of significant organizational changes designed to reduce headcount and operating expenses and to align Aastrom's resources with its focus on pursuing corporate strategic alternatives, including a possible merger or acquisition, to provide operating capital. Management has concluded that further deferral of operations, including additional reductions in workforce, would negatively impact the process of identifying potential collaborative partners and initiating an alliance. Accordingly, management has not implemented
further cost reduction measures.   If additional funding can not be obtained on
a timely basis, it is likely that Aastrom could not continue its operations through June 30, 1999.

SIGNIFICANT REVENUE RELATIONSHIPS - One company accounted for 52% of total
revenues for the year ended June 30, 1997.   One company accounted for 34% of
total revenues for the period from Inception to June 30, 1999. Grant revenues consist of grants sponsored by the U.S. government.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Aastrom and its wholly-owned subsidiary, Zellera, which is located in Berlin, Germany, (collectively, the Company). All significant inter-company transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash and short-term investments with original maturities of three months or less.

SHORT-TERM INVESTMENTS - Short-term investments consist of U.S. government securities and commercial paper with original maturities of over three months and less than one year. Short-term investments are classified as available-for-sale, and are presented at market value, with unrealized gains and losses on investments reflected as a component of shareholders' equity.

DIVERSITY OF CREDIT RISK - The Company invests its excess cash in U.S. government securities and commercial paper, maintained in U.S. financial institutions, and has established guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant realized losses on its cash equivalents or short-term investments.

INVENTORY - Inventory is valued at the lower of cost (specific identification) or market and consists primarily of finished components of the Company's products.

PROPERTY - Property is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset (primarily five years), or lease term, if shorter, with respect to leasehold improvements and certain capital lease assets.

REVENUE RECOGNITION - Revenue from grants and research agreements is recognized on a cost reimbursement basis consistent with the performance requirements of the related agreement. Revenue from product sales is recognized upon shipment or transfer of title, whichever occurs later.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RESEARCH AND DEVELOPMENT COSTS - Research and development costs are expensed as incurred. Such costs and expenses related to programs under collaborative agreements with other companies totaled $154,000 and $3,000 for the years ended June 30, 1997 and 1998, respectively, and $1,645,000 for the period from Inception to June 30, 1999.

STOCK COMPENSATION - The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). As permitted by SFAS 123, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations and does not recognize compensation expense for its employee stock-based compensation plans as allowed by SFAS 123.

INCOME TAXES - The Company recognizes deferred tax assets and liabilities for the differences between the carrying amounts and the tax basis of assets and liabilities, as well as net operating loss and tax credit carryforwards. Additionally, the Company establishes a valuation allowance to reflect the likelihood of realization of deferred tax assets.

NET LOSS PER COMMON SHARE - Net loss per common share is computed using the weighted-average number of common shares outstanding during the period. Common equivalent shares are not included in the per share calculation where the effect of their inclusion would be anti-dilutive. Upon the completion of the Company's initial public offering, all outstanding shares of preferred stock at that time were automatically converted into common stock. Accordingly, such shares of preferred stock are assumed to have been converted into common stock at the time of issuance.

The computation of net loss per common share for the years ended June 30, 1998 and 1999 reflects dividends, yields and other adjustments relating to Company's preferred stock which affect only the computation of net loss per common share and are not included in the computation of net loss for the period.

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to financial statements. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS - The Company evaluates the fair value of those assets and liabilities identified as financial instruments and estimates that the fair value of such financial instruments generally approximates the carrying value in the accompanying financial statements. Fair values have been determined through information obtained from market sources and management estimates.

LONG-LIVED ASSETS - The Company evaluates the impairment of long-lived assets and long-lived assets to be disposed of whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. No significant impairment losses have been identified by the Company for any of the periods presented in the accompanying financial statements.

NEW ACCOUNTING STANDARDS - The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) as of July 1, 1998 which sets forth additional requirements for companies to report in the financial statements Comprehensive Income in addition to Net Income. Adoption of SFAS 130 did not have a material effect on the accompanying financial statements.

Effective June 30, 1999, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement establishes new standards for reporting information about operating segments and related disclosures about products, geographic areas, and major customers in annual and interim financial statements. Under SFAS 131, operating segments are determined consistent with the way management organizes and evaluates financial information internally for making decisions and assessing performance. The Company's adoption of SFAS 131 had no effect on the Company's results of operations, cash flows or financial position.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SHORT-TERM INVESTMENTS

All short-term investments are available-for-sale and have maturities of one year or less and are summarized as follows:

                                                                       Gross         Gross
                                                      Amortized      Unrealized    Unrealized     Market
                                                         Cost          Gains         Losses        Value
                                                      ----------     ----------    ---------    ----------
 June 30, 1998:
  U.S. Government Securities......................   $ 7,157,000    $     4,000    $       -     $7,161,000
  Commercial Paper................................     1,973,000              -            -      1,973,000
                                                      ----------     ----------    ---------     ----------
                                                     $ 9,130,000    $     4,000    $       -     $9,134,000
                                                     ===========    ===========    =========     ==========


3.  PROPERTY

Property consists of the following:

                                                               June 30,
                                                      -------------------------
                                                          1998          1999
                                                      ----------    -----------
 Machinery and equipment..........................   $ 1,473,000    $ 1,477,000
 Office equipment.................................       903,000        883,000
 Leasehold improvements...........................       621,000        622,000
                                                      ----------     ----------
                                                       2,997,000      2,982,000
 Less accumulated depreciation and amortization...    (2,272,000)    (2,480,000)
                                                      ----------     ----------
                                                     $   725,000     $  502,000
                                                     ===========     ==========

Equipment under capital leases totaled $240,000 at June 30, 1998, with related accumulated amortization of $159,000.

4.  SHAREHOLDERS' EQUITY

INITIAL PUBLIC OFFERING - In February 1997, the Company completed an underwritten initial public offering of 3,000,000 shares of its Common Stock at an offering price of $7.00 per share. In March 1997, the underwriters elected to purchase an additional 250,000 shares of Common Stock pursuant to the underwriters' over-allotment option at a price of $7.00 per share. Proceeds from the offering, net of underwriters' commissions and expenses, were $19,885,000.

PREFERRED STOCK - In connection with the Company's initial public offering, all 9,657,648 shares of then outstanding preferred stock were automatically converted into 8,098,422 shares of Common Stock.

In December 1997, the Company completed a directed placement of 2,200,000 shares of its 5.5% Convertible Preferred Stock at a price of $5.00 per share. Proceeds from the offering, net of placement agent commissions and expenses, were $9,930,000. In December 1998, all 2,200,000 shares of 5.5% Convertible Preferred Stock were converted into 2,240,326 shares of Common Stock.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 1998, the Company completed the sale of 5,000 shares of its 1998 Series I Convertible Preferred Stock, yielding 5.5% per annum (1998 Preferred Stock). Proceeds from the sale, net of finder's fees and expenses, were $4,540,000. The conversion price of the 1998 Preferred Stock is based on the market price of the Company's common stock during a pricing period preceding conversion, up to a maximum conversion price of $4.81 per share and automatically converts in July 2001 or earlier upon certain events. During the year ending June 30, 1999, 1,000 shares of 1998 Preferred Stock were converted into 458,043 shares of Common Stock. The 1998 Preferred Stock outstanding as of June 30, 1999 has a preference in liquidation equal to $4,219,000.

In May 1999, the Company completed the sale of 3,000 shares of its 1999 Series III Convertible Preferred Stock, yielding 5.5% per annum (1999 Preferred Stock). Proceeds from the sale, net of finder's fees and expenses, were $2,720,000. The conversion price of the 1999 Preferred Stock is based on the market price of the Company's common stock during a pricing period preceding conversion, up to a maximum conversion price of $2.34 per share and automatically converts in May 2002, or earlier upon certain events. The 1999 Preferred Stock has a preference in liquidation as of June 30, 1999 equal to $3,015,000.

With certain exceptions, until November 23, 1999, the 1999 Preferred Stock is convertible upon the market price of the Company's common stock reaching $2.34 per share, or if there is a 17% increase in the market price of the Company's common stock. Additionally, conversions of the 1998 Preferred Stock are subject to certain limitations through September 1998, unless the Company's common stock reaches $4.81 per share, or if there is a 17% increase in the market price of the Company's common stock.

No cash dividends have ever been declared or paid; however, during the years ended June 30, 1998 and 1999, the Company issued 72,940 shares and 75,628 shares of Common Stock valued at $351,000 and $151,000, respectively, in payment of the dividends on the 5.5% Preferred Stock.

STOCK OPTION PLANS - The Company has various stock option plans and agreements that provide for the issuance of nonqualified and incentive stock options to acquire up to 3,099,927 shares of Common Stock. Such options may be granted by the Company's Board of Directors to certain of the Company's founders, employees, directors and consultants. The exercise price of incentive stock options shall not be less than the fair market value of the shares on the date of grant. In the case of individuals who are also holders of 10% or more of the outstanding shares of Common Stock, the exercise price of incentive stock options shall not be less than 110% of the fair market value of the shares on the date of grant. The exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date of grant. Options granted under these plans expire no later than ten years from the date of grant and generally become exercisable ratably over a four-year period following the date of grant.

The Company also has an outside directors' stock option plan that provides for the issuance of options to purchase up to 150,000 shares of Common Stock to outside directors. Under this plan, non-qualified options to purchase 5,000 shares of Common Stock are granted to each outside director on the day of the Annual Shareholders' meeting or upon their appointment as a director. These options generally vest over a one-year period and expire ten years after the date of grant.

For certain options granted, the Company recognizes compensation expense for the difference between the deemed value for accounting purposes and the option exercise price on the date of grant. During the years ended June 30, 1997, 1998 and 1999 compensation expense totaling $120,000, $63,000 and $11,000, respectively, has been charged with respect to these options. Additional future compensation expense with respect to the issuance of such options totals $14,000 and will be recognized through December 2001.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Company had elected to recognize compensation expense based upon the fair value at the grant dates for stock option awards granted in 1997, 1998 and 1999, in accordance with SFAS No. 123, the pro forma net loss and net loss per common share would be as follows.

                                                 June 30,
                                -----------------------------------------
                                    1997           1998           1999
                                -----------    -----------    -----------
Net loss:
 As reported.................   $14,288,000    $17,233,000    $11,028,000
 Pro forma...................    14,793,000     18,042,000     11,935,000
Net loss per common share:
 As reported.................   $     (1.27)   $     (1.57)   $      (.75)
 Pro forma...................         (1.32)         (1.63)          (.78)


The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions; no dividend yields, 40% volatility, risk free interest rates ranging from 4.2% to 6.8% and expected option lives of three to five years.

The following table summarizes option activity:

                                                                    Weighted Average      Options
                                  Options      Options Available     Exercise Price     Exercisable
                                Outstanding        For Grant           Per Share       At Period End
                                 ----------        ----------         ------------     ------------
March 24, 1989 (Inception)

  Options authorized.........             -            2,849,927
  Options canceled...........      (208,884)             208,884               $ .61
  Options granted............     1,937,781           (1,937,781)              $ .43
  Options exercised..........    (1,398,601)                   -               $ .21
                                 ----------           ----------
Balance, June 30, 1996.......       330,296            1,121,030               $1.20         101,021

  Options canceled...........       (16,818)              16,818               $1.83
  Options authorized.........             -              150,000
  Options granted............       785,200             (785,200)              $6.78
  Options exercised..........       (40,307)                   -               $ .65
                                 ----------           ----------
Balance, June 30, 1997.......     1,058,371              502,648               $5.36         483,376

  Options canceled...........      (199,873)             199,873               $5.79
  Options granted............       372,520             (372,520)              $4.41
  Options exercised..........       (68,500)                   -               $1.21
                                 ----------           ----------
Balance, June 30, 1998.......     1,162,518              330,001               $5.12         593,930

  Options authorized.........             -              100,000
  Options canceled...........      (569,881)             569,881               $6.40
  Options granted............       738,700             (738,700)              $3.12
  Options exercised..........       (24,043)                   -               $1.18
                                 ----------           ----------
Balance, June 30, 1999.......     1,307,294              261,182               $3.60         729,786
                                 ==========           ==========

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about stock-based compensation plans as of June 30, 1999:

                                                                          Weighted
                                                                          Average
                                                Weighted                  Exercise
     Range of        Number of     Remaining     Average                  Price of
     Exercise         Options     Contractual   Exercise     Number      Exercisable
      Prices        Outstanding   Life-years     Price     Exercisable     Options
   -------------    ----------    ----------    -------    ----------    ----------

   $ .30 - $1.91       184,418           6.8      $1.26       124,959         $1.12
   $2.38 - $3.56       856,876           9.0      $3.28       463,327         $3.34
   $4.63 - $7.00       266,000           8.0      $6.21       141,500         $6.37
                     ---------                                -------
                     1,307,294                                729,786
                     =========                                =======


The weighted average fair value of options granted during the year ended June 30, 1999 was $1.33 per share.

MODIFICATIONS TO STOCK OPTIONS - In November 1998, the Company modified certain of the terms of stock options held by non-executive officers of the Company.
One modification consisted of a reduction in the exercise price of the stock options to $3.56, the then current fair market value of the common stock. This affected options to purchase an aggregate of approximately 152,000 shares of common stock. In connection with a reduction in work force that also occurred in November 1998, vesting on stock options held by terminated employees was accelerated by one year. This modification, along with other concessions offered to terminated employees, was made in exchange for releases from these individuals relating to their termination of employment. This modification affected stock options to purchase approximately 12,000 shares of common stock. No charge to expense has been reflected in the accompanying financial statements relating to this modification.

EMPLOYEE STOCK PURCHASE PLAN - The Company has an employee stock purchase plan under which eligible employees can purchase Common Stock, at a discount to the market price, through payroll deductions up to 10% of the employees base compensation, subject to certain limitations, during sequential 24-month offering periods. Each offering period is divided into four consecutive six-month purchase periods beginning on March 1 and September 1 of each year.
Unless otherwise provided by the Board of Directors prior to the commencement of an offering period, the price at which stock is purchased under the plan for such offering period is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of such offering period or the last day of the purchase period of such offering period. During the years ended June 30, 1998 and 1999, 13,900 shares and 26,835 shares of Common Stock were purchased under this plan.

STOCK PURCHASE WARRANTS - In October 1996, the Company issued warrants to purchase 69,444 shares of Common Stock which expire on October 15, 2000 in connection with an equity financing commitment. These warrants may be exercised, in whole or in part, at a price equal to the lesser of (a) $15.00 per share (increasing to $18.00 per share in February 2000); or (b) 85% of the fair market value of the Company's Common Stock at the time of exercise.

In addition, in connection with the issuance of the 1999 Preferred Stock, the Company has issued warrants to purchase 150,000 shares of common stock at $2.28 per share and will issue warrants to purchase 150,000 shares of common stock at an exercise price equal to 130% of an average of the trading prices of the Company's common stock during a period ending on November 15, 1999, subject to
an earlier determination upon certain change in ownership conditions.    These
warrants expire in May 2004 if not exercised and contain certain anti-dilution provisions.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COMMON SHARES RESERVED - As of June 30, 1999, the Company has reserved shares of Common Stock for future issuance as follows:

     Issuance under stock option plans and agreements ..........     1,568,476
     Issuance under 1996 Employee Stock Purchase Plan ..........       209,265
     Exercise of Stock Purchase Warrants .......................       369,444
     Conversion of 1998 Series I Convertible Preferred Stock....     2,253,957
     Conversion of 1999 Series III Convertible Preferred Stock..     3,855,556
                                                                     ---------
                                                                     8,256,698
                                                                     =========

5.  INCOME TAXES

Deferred tax assets consist of the following:
                                                       June 30,
                                            ------------------------------
                                                 1998               1999
                                            ------------      ------------
Net operating loss carryforwards ......     $ 19,950,000      $ 23,740,000
Tax credits and other .................        1,911,000         2,288,000
                                            ------------      ------------
Gross deferred tax assets .............       21,861,000        26,028,000
Deferred tax assets valuation allowance      (21,861,000)      (26,028,000)
                                            ------------      ------------
                                            $       --        $       --
                                            ============      ============

Due to the historical losses incurred by the Company, a full valuation allowance for deferred tax assets has been provided. If the Company achieves profitability, these deferred tax assets may be available to offset future income taxes.

At June 30, 1999, the Company's Federal tax net operating loss and tax credit carryfowards were $67,800,000 and $1,990,000, respectively, which will expire
from 2004 through 2019, if not utilized.   The Company underwent an ownership
change in October 1993, which has resulted in a limitation under which the Company can utilize a portion of its net operating loss carryforward amounting to $1,153,000 per year. As of June 1999, the portion of the Company's net operating loss that remains subject to this limitation is $200,000 and therefore is not expected to ultimately effect the Company's ability to utilize the benefit. In July 1998, the Company issued shares of 1998 Series I Convertible Preferred Stock which resulted in an annual limitation of $3,136,000, which applies to losses incurred between October 1993 and July 1998. As of June 1999, the portion of the Company's net operating loss that remains subject to this limitation is $47,200,000. The Company's ability to utilize its net operating loss and tax credit carryforwards may become subject to further annual limitation.

6.  LICENSES, ROYALTIES AND COLLABORATIVE AGREEMENTS:

UNIVERSITY OF MICHIGAN - In August 1989, the Company entered into a research agreement with the University of Michigan (the University). In March 1992, and as provided for under the research agreement, the Company also entered into a license agreement for the technology developed under the research agreement. The license agreement, as amended, provides for a royalty to be paid to the University equal to 2% of net sales of products containing the licensed technology sold by the Company.

COBE BCT, INC. - In connection with the issuance of the Series C Preferred Stock to Cobe Laboratories, Inc. in October 1993, the Company and Cobe BCT, Inc. (collectively with Cobe Laboratories, Inc referred to as Cobe), an affiliate of Cobe, entered

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


into an agreement which granted to Cobe exclusive worldwide distribution and marketing rights to the AastromReplicell/TM/ Cell Production System (System) for stem cell therapy applications (Distribution Agreement). The Company is implementing the initial European market introduction of the AastromReplicell/TM/ System and related therapy kits for the production of either bone marrow derived cells or umbilical cord blood cells used in stem cell therapy. Following market introduction of the AastromReplicell/TM/ System for stem cell therapy, development of additional therapy kits can be pursued for a number of emerging cell therapies being developed by others. Such other cell therapy applications were outside of the scope of the Distribution Agreement and outside of Cobe's area of focus. Accordingly, by mutual agreement, the Company and Cobe terminated the Distribution Agreement in November 1998. In connection with the termination of the Distribution Agreement, Cobe made a cash payment to Aastrom totaling $1,237,000, which is reflected as other income in the accompanying financial statements. Cobe currently owns approximately 2.4 million shares of the Company's common stock, and as part of the termination agreement, Cobe has agreed not to sell any such shares until at least January 1, 2001.

MANUFACTURE, SUPPLY AND OTHER AGREEMENTS - The Company has entered into various agreements relating to the manufacture of its products and supply of certain
components.   Pursuant to one such agreement, the Company makes annual renewal fees of $1,000,000, due in March of each year during the term of the agreement, which ends in 2001 unless extended by the Company. The Company and the licensor amended this agreement to provide for the issuance of $1,100,000 in Common Stock by the Company as payment for an annual renewal fees due in March, 1998 and 1999. A similar agreement is in place for the payment due in March 2000. The accompanying financial statements reflect charges to research and development expense of $1,000,000 for the year ended June 30, 1997 and $1,100,000 for the years ended June 30, 1998 and 1999.

In September 1995, the Company entered into a research and development collaboration which was completed in September 1996. Under this collaboration, the Company received $3,500,000 in equity payments and recognized $1,538,000 in research revenue.

7.  ZELLERA AG

In May 1999, the Company formed Zellera AG (Zellera) as a wholly-owned subsidiary based in Berlin, Germany. The formation of Zellera is intended to provide access to additional funding and collaboration opportunities in new product areas and to also support Aastrom's European product commercialization efforts. Initial funding for Zellera is being pursued, which is planned to consist of a combination of investment capital, loans and subsidies from the German government. With this potential funding, Zellera will have access to Aastrom's intellectual property base for human cell therapies and will develop new product areas. Funding, if any, obtained by Zellera is intended to support the operations of Zellera and not that of Aastrom. Subsequent to June 30, 1999, Aastrom has made commitments totaling up to $530,000 related to initial start up activities for Zellera's operations.

                           AASTROM BIOSCIENCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.  COMMITMENTS

The Company leases its facility under an operating lease which expires in August 2000. The Company has the option to renew the lease for an additional period of up to five years and has certain expansion options.

Future minimum payments under non-cancelable operating leases are as follows:

                                                            Operating
     Year Ending June 30,                                     Leases
     --------------------                                    --------
          2000 .......................................       $540,000
          2001 .......................................         93,000
                                                             --------
               Total minimum lease payments ..............   $633,000
                                                             ========

Rent expense for the years ended June 30, 1997, 1998 and 1999, was $456,000, $487,000 and $560,000, respectively, and $2,334,000 for the period from Inception to June 30, 1999.

9.  EMPLOYEE SAVINGS PLAN

The Company has a 401(k) plan that allows participating employees to contribute up to 15% of their salary, subject to annual limits and minimum qualifications. The Board may, at its sole discretion, approve Company contributions. Through June 30, 1999, the Company has made no contributions to the plan.